Exhibit 10.10

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A

CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED

WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES

AND EXCHANGE COMMISSION.

Amendment to Purchase Agreement

This Amendment to Supply, Material Confidentiality and Non-Disclosure Agreement dated December 15th 2008 made as of the 20th day of December 2014, by and between Applied Silicone Corporation (hereinafter called the “supplier’’) and Biosil Ltd (hereinafter called “Customer’’).

Whereas pursuant to a Supply, Material Confidentiality and Non-Disclosure Agreement dated December 15th 2008 wherein the Supplier agrees to supply implantable silicone materials and support services to Customer under the described terms and conditions.

Whereas, Customer purchased a total of [* * *] between January 1 and December 31, 2014 and Supplier and Customer want to increase business volume and lower costs in 2015. Supplier will agree to an incentive rebate system based on increased purchases in 2015.

Now therefore the Parties covenant and agree to amend the Supply, Material Confidentiality and Non-Disclosure Agreement dated December 15th 2008 as follows:

1.	Section 3.1 is hereby modified to “Term”. Subject to the terms of this Agreement, the Agreement will commence on the December 15th 2008 and shall terminate on December 31th 2017.

2.	A rebate shall be given to Customer on total 2015 purchases if purchases in 2015 exceed [* * *]. Rebates will be based on the table below.

Purchases over [* * *]	Rebate
[* * *]	[* * *]
[* * *]	[* * *]
[* * *]	[* * *]

3.	All purchases made by any division of GC Aesthetics Group will apply to the purchases credited for the rebates calculation.

4.	The rebate will be issued as a credit for purchases of material between January 1, 2015 and December 31, 2015.

5.	Paragraph 5.1 shall continue at [* * *] after shipment from ASC factory.

6.	With the exception of the above, all other terms and conditions contained in the Supply, Material Confidentiality and Non-Disclosure Agreement dated December 15th 2008 are unchanged and remain binding on the parties.

In witness whereof the parties have executed the Agreement

Biosil, LTD	Applied Silicone Corporation

/s/ Stephen Barsanti Date 11th June 2015	/s/ Alastair Winn Date 11th June 2015
Stephen Barsanti	Alastair Winn
General Manager/Site Director	President
Biosil, Ltd.	Applied Silicone Corporation

CONFIDENTIAL INFORMATION